UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

CHESTNUT STREET EXCHANGE FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CHESTNUT STREET EXCHANGE FUND

301 Bellevue Parkway

Wilmington, DE 19809

September     , 2014

Dear Partner,

A Meeting of Partners of Chestnut Street Exchange Fund (the “Fund”) will be held on October 15, 2014 at 2:00 p.m. (Eastern Time) at the offices of BlackRock Capital Management, Inc. 100 Bellevue Parkway, Wilmington, Delaware in the Third Floor Conference Room for the following purposes:

(1) To approve an amendment to the investment advisory agreement. Currently, the Fund has an investment advisory agreement (the “Advisory Agreement”) with BlackRock Capital Management, Inc. (the “Adviser”) pursuant to which the Adviser is responsible for providing both investment advisory and administrative services to the Fund for a single advisory fee, computed daily and payable monthly at the annual rate of 4/10 of 1% (.40%) of the first $100,000,000 of the Fund’s net assets, plus 3/10 of 1% (.30%) of the Fund’s net assets exceeding $100,000,000. The Adviser has delegated the performance of the administrative services to BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”), and has paid BNY Mellon’s fees for such services out of its advisory fee. The Adviser has proposed that the Fund amend the Advisory Agreement to remove its obligation to perform administrative services to the Fund. The Fund would then enter into a separate agreement with BNY Mellon to provide the administrative services for which the Adviser was formerly responsible, which does not require approval by the Fund’s Partners. The advisory fees payable under the Advisory Agreement, as amended, would be reduced by an amount equal to the current proposed fee payable by the Fund under the new administration agreement with BNY Mellon. As a result, at the effective time of the new arrangement, the combined fees payable by the Fund under the amended Advisory Agreement and the new administration agreement will not exceed the current fees payable by the Fund for those services under the current Advisory Agreement. The Managing General Partners may change the administrative services arrangement at any time without approval of the Fund’s Partners.

(2) To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Managing General Partners unanimously recommend your approval of the proposals described in the proxy statement. We value your relationship and look forward to your vote in favor of the amendment to the investment advisory agreement.

Sincerely,

Robert F. Amweg
President

Please review the enclosed materials and complete, sign, date and return the enclosed proxy card or vote by telephone or the internet. It is important that you return the proxy card or vote by one of the other methods described on the proxy card to ensure your shares will be represented at the Meeting to be held on October 15, 2014.

CHESTNUT STREET EXCHANGE FUND

301 Bellevue Parkway

Wilmington, DE 19809

NOTICE OF MEETING OF PARTNERS

TO BE HELD ON OCTOBER 15, 2014

September     , 2014

To the Partners of

Chestnut Street Exchange Fund:

NOTICE IS HEREBY GIVEN that a Meeting of Partners (the “Meeting”) of Chestnut Street Exchange Fund (the “Fund”) will be held on October 15, 2014 at 2:00 p.m. (Eastern time), at the offices of BlackRock Capital Management, Inc., 100 Bellevue Parkway, Wilmington, Delaware in the Third Floor Conference Room.

The Meeting will be held for the following purposes:

1.	To approve an amendment to the investment advisory agreement between the Fund and BlackRock Capital Management, Inc.; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The subjects referred to above are discussed in the attached proxy statement. Partners of record as of the close of business on August 28, 2014 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

Your Managing General Partners unanimously recommend that you vote in favor of approval of the amendment to the investment advisory agreement.

Partners are requested to execute and return promptly in the enclosed envelope the accompanying proxy card which is being solicited by the Fund’s Managing General Partners. You may instead vote by one of the other methods described on the proxy card. Your vote is important for the purpose of ensuring a quorum at the Meeting. A proxy may be revoked by any Partner at any time before it is exercised by executing and submitting a revised proxy, by giving written notice of revocation to the Fund’s Secretary, or by withdrawing the proxy and voting in person at the Meeting.

By Order of the Managing General Partners
Michael P. Malloy
Secretary

CHESTNUT STREET EXCHANGE FUND

301 Bellevue Parkway

Wilmington, DE 19809

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Managing General Partners (the “Board”) of Chestnut Street Exchange Fund (the “Fund”) in connection with a meeting (the “Meeting”) of Partners of the Fund. The Meeting will be held at the offices of BlackRock Capital Management, Inc., 100 Bellevue Parkway, Wilmington, Delaware in the Third Floor Conference Room on October 15, 2014 at 2:00 p.m. (Eastern time).

This Proxy Statement and accompanying proxy card will first be mailed on or about September     , 2014.

The following proposal will be voted on at the Meeting:

Proposal	Partners Solicited

(1) To approve an amendment to the investment advisory agreement between the Fund and BlackRock Capital Management, Inc.	All Partners of the Fund.

Only Partners of record of the Fund at the close of business on August 28, 2014, the record date for the Meeting (“Record Date”), will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were              outstanding units of partnership interest (“Shares”) of the Fund.

Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote. There shall be no cumulative voting. Shares may be voted in person, by proxy, by telephone or by internet voting.

Partners are requested to execute and return promptly in the enclosed envelope the accompanying proxy card which is being solicited by the Board. Also, please refer to your proxy card for other convenient voting options that may be available to you, including telephone and internet voting. If you have any questions, please call 1-800-331-5963 to speak to a representative. AST Fund Solutions LLC has been retained to solicit proxies in connection with the Meeting for fees and expenses of approximately $6,500.00 plus out of pocket expenses. The Fund’s officers and employees of certain of the Fund’s service providers may also solicit proxies personally or by telephone or telefax. BlackRock Capital Management, Inc. will bear all of the costs and expenses related to this proxy solicitation. Any Partner submitting a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the Meeting and voting in person.

Signed proxies received by the Fund in time for voting and not so revoked will be voted in accordance with the directions specified therein. If no specification is made, the proxy will be voted “FOR” approval of the amendment to the investment advisory agreement. The Board recommends a vote “FOR” approval of the amendment to the investment advisory agreement.

Important Notice regarding the Availability of Proxy Materials for the Meeting of Partners

to Be Held on October 15, 2014:

The Notice of the Meeting of Partners and Proxy Statement are also available on the internet at www.            .com. For directions to the Meeting please contact the Fund at 1-800-852-4750.

The Fund will furnish, without charge, copies of its annual and semi-annual reports to Partners dated December 31, 2013 and June 30, 2014, respectively, to any Partner upon request. The annual and semi-annual reports may be obtained by writing to: Chestnut Street Exchange Fund, 301 Bellevue Parkway, Wilmington, DE 19809 or by calling 1-800-852-4750. The annual and semi-annual reports are not to be regarded as proxy soliciting material.

INTRODUCTION

The Fund is organized as a California limited partnership and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

At the Meeting, Partners of the Fund are being asked to approve an amendment to the investment advisory agreement (the “Advisory Agreement”) between the Fund and BlackRock Capital Management, Inc. (the “Adviser”) to remove the Adviser’s obligation to perform administrative services to the Fund. The Board believes that this proposal is in the best interests of the Partners. This proposal is discussed in greater detail below.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE INVESTMENT

ADVISORY AGREEMENT OF THE FUND

Under the Advisory Agreement between the Fund and the Adviser, the Adviser is responsible for providing both investment advisory and administrative services to the Fund. The agreement provides that the Fund shall pay the Adviser for these services a fee, computed daily and payable monthly at the annual rate of 4/10 of 1% (.40%) of the first $100,000,000 of the Fund’s net assets, plus 3/10 of 1% (.30%) of the Fund’s net assets exceeding $100,000,000. The Adviser has delegated the performance of the administrative services to BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”), and has paid BNY Mellon’s fees for such services out of its advisory fee.

The Adviser has proposed that the Fund amend the Advisory Agreement to remove its obligation to perform administrative services to the Fund. The Fund would then enter into a separate agreement with BNY Mellon to provide the administrative services for which the Adviser was formerly responsible, which does not require approval by the Fund’s Partners The advisory fees payable under the Advisory Agreement, as amended, would be reduced by an amount equal to the current proposed fee payable by the Fund under the new administration agreement with BNY Mellon. As a result, at the effective time of the new arrangement, the combined fees payable by the Fund under the amended Advisory Agreement and the new administration agreement will not exceed the current fees payable by the Fund for those services under the current Advisory Agreement. The Managing General Partners may change the administrative services arrangement at any time without approval of the Fund’s Partners.

The nature and quality of the advisory and administrative services to be provided under the new arrangement will be the same as the services currently being provided. The amendment to the Advisory Agreement to carve out the administrative services will not involve any change in the Adviser, its personnel or the investment advisory services it provides to the Fund. Although the contractual relationships will be adjusted so that a different entity will be responsible for Fund administrative services, this change will not result in any substantive differences because the BNY Mellon personnel currently performing such services for the Fund on behalf of the Adviser will continue to provide the same services under a new administration agreement with the Fund, subject to Partner approval of the amendment to the Advisory Agreement. The proposed arrangement would also more clearly delineate the administrative services provided and the payments for such services. In addition, by contracting directly with the administrator, the Fund will have more control and flexibility to change administrators, negotiate payments and obtain additional administrative services in the future.

Summary of the Current Advisory Agreement and the Amended Advisory Agreement

At a meeting of the Managing General Partners held on July 30, 2014, the Board, including all of the Independent Managing Partners, agreed to approve, and to recommend that the Partners of the Fund approve, the amendment to the Advisory Agreement (the “Amendment”), in the form attached to this Proxy Statement as Exhibit B. If approved by the Partners, the Amendment and the new administration agreement will be executed on behalf of the Fund and will become effective shortly after the date of the Meeting (currently scheduled for October 15, 2014). If the Partners do not approve the Amendment, then the current Advisory Agreement will remain in effect and the Fund will not enter into the new administration agreement.

The Adviser serves as investment adviser to the Fund pursuant to the Advisory Agreement, dated September 29, 2006. The Advisory Agreement was last submitted to a vote of Partners of the Fund on September 26, 2006 as a result of a change in control of the Adviser. The Managing General Partners approved the proposed Amendment and also renewed the Advisory Agreement on July 30, 2014. A copy of the current Advisory Agreement is attached as Exhibit A.

The terms and conditions of the amended Advisory Agreement are the same in all material respects as the current Advisory Agreement except that the Adviser will not be required to provide administrative services to the Fund under the Amendment and its fee will be reduced to reflect the elimination of these services. As discussed above, administrative services will be provided separately under a new administration agreement between the Fund and BNY Mellon, which does not require approval by the Fund’s Partners. As the administrator to the Fund, BNY Mellon will provide all of the administrative services that it currently provides to the Fund pursuant to its current arrangement with the Adviser. Set forth below is a discussion of similarities and differences between the material terms of the current Advisory Agreement and the amended Advisory Agreement. The following description is only a summary and is qualified in its entirety by reference to Exhibits A and B.

Services Provided

The only difference in the services provided between the current Advisory Agreement and the amended Advisory Agreement is that the Adviser will no longer be responsible for providing administrative services to the Fund, such as computing the net asset value and the net income of the Fund, under the amended Advisory Agreement.

As is the case with respect to the current Advisory Agreement, the Adviser under the amended Advisory Agreement, subject to the supervision of the Board, will provide a continuous investment program for the Fund’s portfolio, including investment research and management with respect to all securities and investments and cash and cash equivalents in the portfolio in accordance with the Fund’s investment objectives, policies and restrictions. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, and what portion of its assets will be invested or held uninvested in cash or cash equivalents. Further, it is the responsibility of the Adviser to: (1) place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer; (2) conform with all applicable laws, rules and regulations; and (3) not invest its assets or the assets of any accounts advised by it in Shares of the Fund, make loans for the purpose of purchasing or carrying Shares, or make loans to the Fund. However, because the Adviser will no longer be responsible for administrative services, it will not be required to compute the net asset value and the net income of the Fund on each business day as described in the Fund’s Prospectus or as more frequently requested by the Fund.

In addition, under both the current Advisory Agreement and the amended Advisory Agreement, the Adviser may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of the Adviser, to perform investment advisory services with respect to the Fund; provided, however, that the compensation of such person or persons shall be paid by the Adviser and the Adviser shall be as fully responsible to the Fund for the acts and omissions of any sub-adviser as it is for its own acts and omissions. The Adviser may terminate any or all sub-advisers in its sole discretion at any time to the extent permitted by applicable law.

Fees and Expenses

Under both the Advisory Agreement and the amended Advisory Agreement, the Adviser has agreed to bear all expenses incurred by it in connection with its activities other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

For the services provided by the Adviser and the expenses assumed by it under the Advisory Agreement, the Fund has agreed to pay the Adviser a fee, computed daily and payable monthly, at the annual rate of 4/10 of 1% (.40%) of the first $100,000,000 of the Fund’s net assets, plus 3/10 of 1% (.30%) of the net assets exceeding $100,000,000. Currently, the Adviser has been paying BNY Mellon to provide the administrative services to the Fund out of its advisory fee. Under the Amendment, the advisory fee will be reduced by an amount equal to the current proposed fee payable by the Fund under its new administration agreement as follows: 0.08% of the first $100,000,000, plus 0.06% of the the next $100,000,000, plus 0.04% of the average net assets in excess of $200,000,000, plus $36,000 per year. The Managing General Partners may change the administrative services arrangement at any time without approval of the Fund’s Partners. The Fund’s advisory fee structure under the current Advisory Agreement and under the proposed Amendment and the administrative services fee structure under the proposed new administration agreement are set forth in the following table:

Chestnut Street Exchange Fund

(as a percentage of daily net assets

	Fee Under Existing Advisory Agreement	Fee Under Amended Advisory Agreement	Fee Under New Administration Agreement
First $100,000,000	0.40%	0.32%	0.08%
Next $100,000,000	0.30%	0.24%	0.06%
Over $200,000,000	0.30%	0.26%	0.04%
Annual Fee	$0	Minus $36,000	Plus $36,000

The following table is intended to illustrate the changes to the fees and expenses of the Fund that are expected to occur as a result of the approval of the Amendment and the reassignment of the administrative services to BNY Mellon. The table compares the current fees and expenses of the Fund for the fiscal year ended December 31, 2013 to the “Pro Forma Fees” and expenses of the Fund for the fiscal year ended December 31, 2013, reflecting the implementation of the new arrangement assuming Partner approval of the proposal:

	Current Fees	Pro Forma Fees
Shareholder Fees (fees paid directly from your investment)	None	None

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.35%[1]	0.26%
Distribution and Servicing Fees	None	None
Other Expenses	0.17%	0.17%
Administrative Fees	None	0.09%
Total Annual Fund Operating Expenses:	0.52%	0.52%

1. Includes advisory and administrative services.

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The Example also shows the costs you would pay under the proposed arrangement (“Pro Forma Costs”). The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may by higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Current Costs	$53	$167	$291	$653
Pro Forma Costs	$53	$167	$291	$653

As the above tables show, the operating expenses of the Fund are not expected to change as a result of the implementation of the Amendment and the separate administration agreement.

As discussed above, if the Proposal is approved by the Fund’s Partners, the fees paid by the Fund to the Adviser for its investment advisory services will be reduced by an amount equal to the current fee the Fund will pay to the BNY Mellon pursuant to the new administration agreement. However, since the Adviser currently pays BNY Mellon for these administrative services, the net amount retained by the Adviser will not change as a result of the reallocation of these responsibilities. The table below provides a comparison, for the fiscal year ended December 31, 2013, of (a) the investment advisory fees and administrative fees paid directly by the Fund to the Adviser under the current Advisory Agreement to (b) the investment advisory fees that would have been paid to the Adviser by the Fund if the Amendment had been in effect during that period:

Investment Advisory Fees and Administrative Fees Paid under the current Advisory Agreement	Investment Advisory Fees Payable under the Amendment to the Advisory Agreement	Percentage Difference
$687,727*	$514,346	(25.21%)

* The Advisor paid BNY Mellon $173,381.00, so that the actual percentage difference is 0%.

The following is a chart showing another exchange fund advised by the Adviser or its affiliates with a similar investment objective:

Name of Fund	Investment Advisory Fee Rate	Contractual Waiver	Net Assets as of December 31, 2013
BlackRock Exchange Portfolio, a series of BlackRock FundsSM	First $1 billion: 0.50% $1 billion-$3 billion: 0.47% $3 billion-$5 billion: 0.45% $5 billion-$10 billion: 0.44% In excess of $10 billion: 0.43%	The adviser to the fund has agreed to limit operating expenses (excluding certain items) to 0.62% of average daily net assets	$183,769,125

In addition, the Adviser and its affiliates advise other registered investment companies with similar investment objectives that are not exchange funds.

Partner approval of the Amendment will NOT result in any increase in aggregate fees for advisory and administrative services currently payable by the Fund.

Standard of Liability

The amended Advisory Agreement makes no changes to the standard of the Adviser’s liability to the Fund. As is the case with respect to the Advisory Agreement, under the amended Advisory Agreement, the Adviser may not invest its assets or the assets of any accounts advised by it in Shares of the Fund, nor may it make loans to the Fund, or to any person for the purpose of purchasing or carrying Fund Shares. The Advisory Agreement and the amended Advisory Agreement, also provide that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund except for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence by it in the performance of its duties or from reckless disregard by it of its obligations and duties thereunder.

Term, Termination and Amendment

The amended Advisory Agreement makes no changes to the term, termination or amendment provisions of the Advisory Agreement. Continuance of both the Advisory Agreement and the amended Advisory Agreement for successive one-year terms must be specifically approved at least annually (i) by the vote of a majority of the Managing General Partners who are not parties to such advisory agreement or “interested persons” (as that term is defined in the 1940 Act) of any such party, and (ii) by a majority of Managing General Partners or by a vote of a majority of the outstanding Shares of the Fund.

The Advisory Agreement and the amended Advisory Agreement provide for termination automatically upon assignment and both are terminable at any time without penalty by the Managing General Partners or by a vote of a majority of the Fund’s outstanding Shares, on 60 days’ written notice to the Adviser or by the Adviser on 90 days’ written notice to the Fund.

In addition, the Advisory Agreement and the amended Advisory Agreement provide that no provision may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities.

The Board has determined that approving the amended Advisory Agreement for these purposes is appropriate and beneficial to the Fund.

Board Considerations Concerning Approval of the Amendment to the Advisory Agreement

In reaching its decision to recommend the approval of the proposed Amendment to the Advisory Agreement to the Fund’s Partners, the Managing General Partners, including the Independent Managing Partners, met in person on July 30, 2014. In connection with this approval, the Managing General Partners considered, with the assistance of independent counsel, their legal responsibilities and the information that the Adviser and BNY Mellon provided to the Board about the proposed reallocation of the contractual responsibility for administrative services from the Adviser to BNY Mellon, the nature and quality of the advisory and administrative services currently provided and those services that would be provided pursuant to the new arrangement and the impact the new arrangement would have on the Fund’s expenses.

The Managing General Partners considered the Adviser’s representations that the nature, extent and quality of the investment advisory services currently provided to the Fund and the portfolio management team would not change as a result of the elimination of the administrative services from the Adviser’s duties under the Advisory Agreement. The Managing General Partners considered that BNY Mellon has been, and currently is, providing all of the administrative services that the Adviser is currently obligated to provide and that the Adviser has been paying for those services out of its advisory fee. The Managing General Partners also considered information from BNY Mellon concerning the nature of the administrative services it currently provides to the Fund on behalf of the Adviser, and will continue to provide under the new administration agreement with the Fund, and its qualifications to provide those services. Based on this information and the Managing General Partners’ experience with the administrative services provided to the Fund by BNY Mellon, the Managing General Partners concluded that the nature and quality of the advisory and administrative services provided and the personnel performing such services to the Fund would not change as a result of the reallocation of the contractual responsibility to provide the administrative services from the Adviser to BNY Mellon.

The Managing General Partners also considered that, currently, the Adviser pays BNY Mellon for the administrative services out of the advisory fee it receives from the Fund. Under the proposed Amendment, the advisory fee will be reduced by an amount equal to the current proposed fee payable by the Fund to BNY Mellon under the proposed new administration agreement. Therefore, although the responsibility for the payment of the administrative services currently paid by the Adviser under the Advisory Agreement will be borne by the Fund, the reallocation of these administrative services from the Adviser to BNY Mellon would not increase the current expenses of the Fund nor decrease the net amount retained by the Adviser. The proposed arrangement would also more clearly delineate the administrative services provided and the payments for such services. In addition, by contracting directly with the administrator, the Fund will have more control and flexibility to change administrators, negotiate payments and obtain additional administrative services in the future. Based on the foregoing and upon such other information as it considered necessary to the exercise of its reasonable business judgment, the Managing General Partners concluded unanimously that it was in the best interests of the Fund to approve the Amendment to the Advisory Agreement with the Adviser.

Information about the Adviser

The Adviser was organized in 1999 to perform advisory services for investment companies, institutional clients and other accounts and has its principal offices at 100 Bellevue Parkway, Wilmington, Delaware 19809. The Adviser is a wholly owned subsidiary of BlackRock, Inc., one of the largest publicly traded investment management firms in the United States with $4.594 trillion of assets under management as of June 30, 2014. BlackRock Advisors, LLC, with offices at 100 Bellevue Parkway, Wilmington, Delaware 19809, is the immediate parent of the Adviser and owns 100% of the Adviser’s stock.

The names, addresses and principal occupations of the principal executive officer and each director of the Adviser are as follows:

NAME AND ADDRESS*	POSITION WITH THE ADVISER	PRINCIPAL OCCUPATION
Laurence Fink	Chief Executive Officer, Chairman, Director	Chief Executive Officer of BlackRock, Inc.
Robert Kapito	President, Director	President of BlackRock, Inc.
Daniel Waltcher	Director	Deputy General Counsel of BlackRock, Inc.
*The address for these individuals is 55 East 52nd Street, New York, New York 10055.

The Board, including the Independent Managing Partners, unanimously recommends that

Partners vote “FOR” the approval of the Amendment to the Investment Advisory

Agreement.

ADDITIONAL INFORMATION

Management

The following table sets forth, as of the Record Date, beneficial ownership of the Fund’s shares by each Managing General Partner.

Name of Managing General Partner	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen By Managing General Partner in Family of Investment Companies[1]

Disinterested Managing General Partner
Gordon L. Keen, Jr.	$1 – $10,000	$1 – $10,000
Langhorne B. Smith	$10,001 – $50,000	$10,001 – $50,000
Edward J. Roach	$10,001 – $50,000	$10,001 – $50,000
David R. Wilmerding, Jr.	$1 – $10,000	$1 – $10,000

1.	A Family of Investment Companies means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services and have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. The Chestnut Street Exchange Fund is not a member of a Family of Investment Companies.

As of the Record Date, the Managing General Partners and officers of the Fund owned beneficially less than 1% of the Fund’s issued and outstanding Shares.

Board Considerations Concerning Renewal of the Advisory Agreement

At a meeting held on July 30, 2014, the Managing General Partners of the Fund, including the Independent Managing General Partners, also approved the continuation of the investment advisory agreement with the Adviser with respect to the Fund for an additional one-year period. In connection with their approval, the Managing General Partners considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of services provided to the Fund and the Adviser’s experience and qualifications. The Managing General Partners reviewed and considered a report and presentation that included, among other things, (1) a comparison of the advisory fee and total expense ratio of the Fund to those of the BlackRock Exchange Portfolio (the “BlackRock Portfolio”), the other exchange portfolio managed by the Adviser, and the Fund’s Lipper peer group; (2) a comparison of the performance of the Fund to the BlackRock Portfolio, its benchmark (S&P 500® Index) as well as the Dow Jones Industrial Average™; (3) compensation or possible benefits to the Adviser arising from its relationship with the Fund; (4) a discussion of the current business activities of the Adviser’s parent, BlackRock, Inc.; (5) information about the services provided to the Fund, the experience and qualifications of the personnel that are involved in the management of the Fund and how they are compensated; (6) a description of the procedures for determining that the Fund receives best execution and for allocating portfolio opportunities among the Fund and other advisory clients of BlackRock; (7) the nature of BlackRock’s internal controls to monitor portfolio compliance; and (8) the costs of the services to be provided and the Adviser’s profits with respect to the Fund. Since the Fund was closed to new investors, economies of scale were not considered relevant.

The Managing General Partners considered the scope and quality of services provided by the Adviser, particularly the qualifications and capabilities of the personnel responsible for providing services to the Fund. On the basis of this evaluation, the Managing General Partners concluded that the nature, quality and extent of services provided by the Adviser was satisfactory. The Managing General Partners then considered the Fund’s performance as compared to its benchmark, the S&P 500® Index, the BlackRock Portfolio and the Dow Jones Industrial Average™ for the year-to-date, 1-, 3-, 5- and 10-year periods ended June 30, 2014, noting that the Fund had out-performed the Dow Jones Industrial Average™ for all periods, out-performed the S&P 500® Index for all periods with the exception of the 5- and 10-year periods and out-performed the BlackRock Portfolio for all periods. The Managing General Partners also considered the expense ratio and advisory fee comparisons of the Fund compared to the BlackRock Portfolio and the Fund’s Lipper peer group. The Managing General Partners noted that the Fund’s expense ratio and advisory fees were lower than the BlackRock Portfolio and also lower than the average net expense ratio and average advisory fee of the Lipper peer group.

After discussion, the Managing General Partners concluded that the Adviser had the capabilities, resources and personnel necessary to manage the Fund. The Managing General Partners considered the services provided by the Adviser and the fees paid by the Fund in relation to the BlackRock Portfolio’s fees and the Fund’s Lipper peer group, as well as the Fund’s performance and other information presented and discussed, and the Managing General Partners concluded that the advisory fees paid by the Fund are reasonable and fair.

OTHER MATTERS

No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of Partners arise, including any question as to adjournment of the Meeting, the persons named as proxies will vote thereon according to their best judgment in the interests of the Fund and its Partners.

VOTING INFORMATION

A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding Shares of the Fund. If a Proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the Shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Any number of Shares less than a quorum present at the Meeting in person or by proxy shall be sufficient for an adjournment. Each Partner shall have one vote for each Share standing of record in such Partner’s name as of the record date set forth in the notice of Meeting. All proxies shall be filed with the Fund before or at the Meeting. No such proxy shall be valid after eleven months from the date of its execution.

Approval of Proposal No. 1, approval of the amendment to the Investment Advisory Agreement, requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund which, for purposes of Proposal No. 1, is defined as the affirmative vote of the holders of the lesser of: (i) 67% of the Shares of the Fund present in person or by proxy at the meeting and entitled to vote if the holders of more than 50% of the outstanding Shares are present in person or by proxy; or (ii) more than 50% of the outstanding Shares of the Fund.

Broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be deemed to be present at the Meeting for purposes of a quorum but otherwise as abstentions.

Beneficial Owners of the Fund

As of the Record Date, the following entity owned of record more than 5% of the Fund’s outstanding equity securities:              [name],                      [address] (    %).

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. As of the Record Date, to the Fund’s knowledge, [no] investor owned beneficially more than 5% or 25% of the Fund’s outstanding equity securities.

PROCEDURES FOR PARTNER COMMUNICATIONS WITH BOARD

The Fund’s Board will receive and review written correspondence from Partners. Partners may address correspondence to individual Managing General Partners or to the full Board at the Fund’s principal business address. The Board or an individual Managing General Partner will respond to Partner correspondence in a manner that the Board or Managing General Partner deems appropriate given the subject matter of the particular correspondence.

The Fund’s President maintains copies of all correspondence addressed to individual Managing General Partners or the Board. Copies of all such correspondence are forwarded promptly to an individual Managing General Partner or the Board, as applicable. The President responds to any correspondence in the nature of routine operational matters, such as routine account inquiries, on a timely basis, notwithstanding that the correspondence is addressed to an individual Managing General Partner or the Board, and communicates such response to the Board or Managing General Partner to whom the correspondence was addressed.

PARTNER PROPOSALS

The Fund does not intend to hold meetings of Partners except to the extent that such meetings may be required under the 1940 Act or state law. Because the Fund does not hold regular meetings of Partners, the anticipated date of the next Partner meeting cannot be provided. Any proposal by a Partner for consideration at a subsequent meeting of Partners should be sent in writing to the Fund’s President, Robert F. Amweg, Chestnut Street Exchange Fund, 301 Bellevue Parkway, Wilmington, Delaware 19809, within a reasonable time before the proxy statement for that meeting. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

Dated: September     , 2014

Partners who do not expect to be present at the Meeting and who wish to have their Shares voted are requested to date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States. Please refer to your proxy card for information about other convenient voting options that may be available to you, such as telephone and internet voting.

Exhibit A

ADVISORY AGREEMENT

AGREEMENT, dated September 29, 2006 between CHESTNUT STREET EXCHANGE FUND (“Fund”), and BLACKROCK CAPITAL MANAGEMENT, INC. (“BlackRock”).

WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the “Act”); and

WHEREAS, the Fund desires to retain BlackRock to render investment advisory and administrative services to the Fund, and BlackRock is willing to render such services;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Delivery of Documents. The Fund has previously furnished BlackRock with copies properly certified or authenticated of each of the following:

(a) The Fund’s Restated Certificate and Agreement of Limited Partnership dated August 16, 1976 and recorded in California on August 16, 1976 and all subsequent restatements and amendments thereto. Such Restated Certificates and Agreement of Limited Partnership, as presently in effect and as it may hereinafter from time to time be restated or further amended, is hereinafter referred to as the “Certificate of Limited Partnership”;

(b) The Fund’s Code of Regulations, as amended (such Code, as presently in effect and as it may hereinafter from time to time be amended, is hereinafter referred to as the “Code”);

(c) Resolutions of the Managing General Partners of the Fund authorizing the appointment of the Adviser and approving this Agreement; and

(d) An Order of the Securities and Exchange Commission, dated November 9, 1976, exempting the Fund from certain provisions of Sections 2(a)(3), 2(a)(19), 18(f) and 22(e) of the Act, and exempting the Non-Managing General Partner of the Fund from certain provisions of Section 17(a) of the Act.

The Fund agrees to furnish BlackRock from time to time with copies, properly certified or authenticated, of any amendments or supplements to the foregoing.

2. Appointment. The Fund hereby appoints BlackRock to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. BlackRock is sometimes hereinafter referred to as “the Adviser.” The Adviser accepts such appointment and agrees that the services herein set forth shall be rendered for the compensation herein provided.

3. Services Provided by BlackRock. Subject to the supervision of the Managing General Partners of the Fund, BlackRock will provide a continuous investment program for the Fund’s portfolio, including investment research and management with respect to all securities and investments and cash and cash equivalents in the portfolio. BlackRock will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, and what portion of its assets will be invested or held uninvested in cash or cash equivalents. BlackRock will provide the services rendered by it hereunder in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Prospectus and as they may hereafter be amended. BlackRock further agrees that it:

(a) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, BlackRock will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, BlackRock may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Fund with research advice and other services. In no instance will portfolio securities be purchased from or sold to BlackRock or any affiliated person thereof;

(b) will conform with all applicable laws, rules and regulations (“Rules”);

(c) will not invest its assets or the assets of any accounts advised by it in Shares of the Fund, make loans for the purpose of purchasing or carrying Shares, or make loans to the Fund; and

(d) will compute the net asset value and the net income of the Fund on each business day as described in the Fund’s Prospectus or as more frequently requested by the Fund.

BlackRock may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, to perform investment advisory services with respect to the Fund; provided, however, that the compensation of such person or persons shall be paid by BlackRock and that BlackRock shall be as fully responsible to the Fund for the acts and omissions of any sub-adviser as it is for its own acts and omissions. BlackRock may terminate any or all sub-advisers in its sole discretion at any time to the extent permitted by applicable law.

4. Services Not Exclusive. The investment advisory services rendered by BlackRock hereunder are not to be deemed exclusive, and BlackRock shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the Act, the Adviser hereby agrees that all records which it maintains for the Fund are property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 under the Act.

6. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of (including brokerage commissions, if any) securities purchased for the Fund.

7. Compensation. For the services provided hereunder by BlackRock and the expenses assumed pursuant to this Agreement, the Fund will pay BlackRock, and BlackRock will accept as full compensation therefor, a fee computed daily and paid monthly at the annual rate of 4/10 of 1% of the first $100,000,000 of the Fund’s net assets, plus 3/10 of 1% of net assets exceeding $100,000,000.

8. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence by it in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9. Duration and Termination. This Agreement shall become effective on September 29, 2006 or the date upon which it is approved by a majority of the outstanding voting securities of the Fund at a meeting of Partners, whichever is later. Unless sooner terminated as provided herein, this Agreement shall continue for an initial two year period. Thereafter, if not terminated, this Agreement shall continue for successive annual periods, provided, such continuance for successive annual periods is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Managing General Partners of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Managing General Partners of the Fund or by vote of a majority of the outstanding voting securities of the Fund, provided however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Managing General Partners of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to the Adviser, or the Adviser at any time, without payment of any penalty, on 90 days’ written notice to the Fund. This Agreement will terminate automatically in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meaning as such terms have in the Act.)

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities.

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

12. No Personal Liability. The persons executing this Agreement on behalf of the Fund have executed the Agreement as Managing General Partners or officers of the Fund and not individually. The obligations of the Fund hereunder and any liabilities or claims in connection therewith are not binding upon any of the Limited Partners of the Fund individually, but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:	BLACKROCK CAPITAL MANAGEMENT, INC.

/s/ Edward Baer	By: /s/ Anne Ackerley
Edward Baer	Anne Ackerley

Attest:	CHESTNUT STREET EXCHANGE FUND

/s/ Michael P. Malloy	By: /s/ Edward J. Roach
Michael P. Malloy	Edward J. Roach

Exhibit B

PROPOSED

AMENDMENT NO. 1 TO THE

ADVISORY AGREEMENT

AMENDMENT NO. 1 to the Advisory Agreement effective as of [      ], 2014, between Chestnut Street Exchange Fund (“Fund”) and BlackRock Capital Management, Inc. (“BlackRock”).

The Fund and BlackRock agree to amend the Advisory Agreement dated as of September 29, 2006 (“Agreement”) as follows:

1.	The second WHEREAS clause of the Agreement is amended and restated as follows:

“WHEREAS, the Fund desires to retain BlackRock to render investment advisory services to the Fund, and BlackRock is willing to render such services;”

2.	Section 3(b) of the Agreement is amended and restated as follows:

“will conform with all applicable laws, rules and regulations (“Rules”); and”

3.	Section 3(c) of the Agreement is amended and restated as follows:

“will not invest its assets or the assets of any accounts advised by it in Shares of the Fund, make loans for the purpose of purchasing or carrying Shares, or make loans to the Fund.”

4.	Section 3(d) of the Agreement is deleted in its entirety.

5.	Section 7 of the Agreement is amended and restated as follows:

“7. Compensation. For the services provided hereunder by BlackRock and the expenses assumed pursuant to this Agreement, the Fund will pay BlackRock, and BlackRock will accept as full compensation therefor, a fee computed daily and paid monthly at the annual rate of 0.32% of the first $100,000,000 of the Fund’s net assets, plus 0.24% of the next $100,000,000 of the Fund’s net assets, plus 0.26% of the Fund’s net assets exceeding $200,000,000, which fee shall be reduced by an annual charge of $36,000 that shall be charged ratably against the monthly payments.

B-1

6.	Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

CHESTNUT STREET EXCHANGE FUND		BLACKROCK CAPITAL MANAGEMENT, INC.

By:		By:

	Name:	Name:
	Title:	Title:

B-2

FORM OF PROXY CARD

PROXY CARD

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at .com using your proxy voting number found below
SHAREHOLDER REGISTRATION HERE
3. By PHONE when you dial toll-free 1- - - to reach an automated touchtone voting line (24/7)

4. By PHONE with a live operator when you call toll-free 1- - - Monday through Friday 9 a.m. to 10 p.m. Eastern time

Chestnut Street Exchange Fund

PROXY FOR A MEETING OF PARTNERS TO BE HELD ON OCTOBER 15, 2014

This Proxy is solicited on behalf of the Managing General Partners of Chestnut Street Exchange Fund (the “Fund”) for use at the Meeting of Partners to be held on October 15, 2014 at 2 p.m. (Eastern time) at the offices of BlackRock Capital Management, Inc., Bellevue Park Corporate Center, 100 Bellevue Parkway, Wilmington, Delaware, in the Third Floor Conference Room.

The undersigned hereby appoints Robert F. Amweg and Michael P. Malloy, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Meeting, and all adjournments thereof, all units of partnership interest held of record by the undersigned on the record date for the Meeting, upon the following matters, and upon any other matter which may properly come before the Meeting, at their discretion.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-    -    -    . Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Meeting of Partners to Be Held on October 15, 2014. The proxy statement for this Meeting is available at:

                    .com/

Chestnut Street Exchange Fund

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Notice of Meeting and Proxy Statement solicited on behalf of the Board of Managing General Partners. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote FOR Proposal 1 below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THE BOARD OF MANAGING GENERAL PARTNERS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN

Proposal to approve an amendment to the investment advisory agreement.	¡	¡	¡

THANK YOU FOR VOTING